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                                                                 EXHIBIT 10.1(m)


                                 PARTIAL WAIVER
                             UNDER CREDIT AGREEMENT


        This Partial Waiver Under Credit Agreement dated as of January 26th, 2001 by and between TALON AUTOMOTIVE GROUP, INC., a Michigan corporation ("TAG"), VELTRI METAL PRODUCTS CO., a Nova Scotia corporation ("Veltri", called together with TAG, the "Borrowers") and COMERICA BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, "Agent") acting pursuant to written consents hereto delivered to Agent by Banks constituting the Majority Banks.

        WHEREAS, Borrowers, Agent and the Banks entered into a certain Credit Agreement dated as of April 28, 1998, a certain First Amendment to Credit Agreement dated as of August 31, 1998, a certain Second Amendment to Credit Agreement dated as of March 26, 1999, a certain Third Amendment to Credit Agreement dated as of December 30, 1999, a certain Fourth Amendment to Credit Agreement dated as of February 15, 2000 and a certain Fifth Amendment to Credit Agreement dated as of June 27, 2000, a certain Sixth Amendment to Credit Agreement dated as of August 11, 2000, a certain Seventh Amendment to Credit Agreement dated as of September 29, 2000 and a certain Eighth Amendment to Credit Agreement dated as of October 27, 2000 (as so amended, the "Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Agent, on behalf of the Banks, certain security for such indebtedness and obligations;

        WHEREAS, pursuant to certain waivers granted by Agent and the Majority Banks prior to the date hereof, Borrowers' failure to comply with covenants set forth in Section 10.4 of the Agreement for the fiscal quarters ended June 30, 2000 and September 30, 2000 ("Specified Events of Default") were waived for a period of time ending at 5:00 p.m., Detroit, Michigan time November 29, 2000 ("Waiver Period").

        WHEREAS, the Waiver Period has expired and the Specified Events of Default remain uncured;

        WHEREAS, Borrowers have requested: (i) Agent and Majority Banks to waive the conditions to Advances and Loans described in Section 7.2(b)(i) of the Agreement, to the extent only that such conditions are not satisfied solely as a result of the existence of the Specified Events of Default and/or the other Defaults and Events of Default described on Exhibit "A" hereto (together, "Partial Waiver Defaults") and (ii) to waive the existence of the Partial Waiver Defaults for the sole purpose of Section 4.1 of the Agreement, only to the extent necessary so that the Default Rate will not become immediately applicable; and

        WHEREAS, Agent and the Banks constituting the Majority Banks are willing to do so, but only for the period specified herein and on the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, it is agreed:

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1.      DEFINITIONS

        1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.      WAIVER

        2.1 For the period ending as of close of business January 26, 2001 ("Termination Date") only, Agent and the Majority Banks: (a) waive the conditions to Advances and Loans, and to the issuance of Letters of Credit, described in Section 7.2(b)(i) of the Agreement, but only (i) to the extent that such conditions are not satisfied solely as a result of the existence of the Partial Waiver Defaults, and (ii) with respect to Loans and Advances which, together with the outstanding principal amount of all other Loans and Advances and the face amounts of all Letters of Credit Outstanding, will not exceed, in the aggregate, Eighty Million Dollars ($80,000,000) and (b) waive the existence of the Partial Waiver Defaults for the sole purpose of Section 4.1 of the Agreement, but only to the extent necessary so that the Default Rate shall not become immediately applicable to Loans and Advances from time to time outstanding under the Agreement; provided, however, that the foregoing waivers shall automatically terminate upon the earlier of the Termination Date or the date on which, pursuant to Section 11.11 of the Agreement, the commitment to make Advances and issue Letters of Credit under the Agreement is terminated, it being acknowledged by the Borrowers that such a termination pursuant to Section
11.11 of the Agreement may be made at any time, on the basis of the existence of any Event of Default, including without limitation, the Specified Events of Default and/or any of the other Partial Waiver Defaults.

3.      REPRESENTATIONS

        Each Borrower hereby represents and warrants that:

        3.1 Execution, delivery and performance of this Waiver and any other documents and instruments required under this Waiver are within Borrowers' powers, have been duly authorized, are not in contravention of law or the terms of either Borrowers' Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

        3.2 This Waiver, and the Agreement as effected by this Waiver, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Waiver or the Agreement, will be valid and binding in accordance with their terms.

        3.3 Except to the extent rendered untrue solely by virtue of the existence of Partial Waiver Defaults, the continuing representations and warranties of Borrowers set forth in Sections 8.1 through 8.7 and 8.9 through
8.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        3.4 The continuing representations and warranties of Borrowers set forth in Section 8.8 of the Agreement are true and correct as of the date hereof with respect to the most recent


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financial statements furnished to Agent and the Banks by Borrowers in accordance with Section 9.1 of the Agreement.

        3.5 Except for the Partial Waiver Defaults, to the best of Borrowers' knowledge, no Default or Event of Default, has occurred and is continuing as of the date hereof.

4.      MISCELLANEOUS

        4.1 This Waiver may be executed in as many counterparts as Agent and Borrowers deem convenient.

        4.2 Borrowers: (a) shall pay all of Agent's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings; and (b) shall not make any payment of any obligations under the Senior Subordinated Notes (or request or be entitled to receive proceeds of advances for the purpose of making any such payment) unless otherwise agreed in writing by the Majority Banks.

        4.3 Except as specifically set forth herein, nothing set forth in this Waiver shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Agent or the Banks, or of any Default or Event of Default (including, without limitation, any of the Specified Events of Default) whether now existing or hereafter arising and Agent and the Banks may at any time, and hereby expressly reserve their rights to, exercise any or all of their rights and remedies under the Agreement and the other Documents arising by virtue of the existence of Events of Default (including the Partial Waiver Defaults) at any time and without any further prior advance notice to Borrowers or either of them.

        WITNESS the due execution hereof as of the day and year first above written.



TALON AUTOMOTIVE GROUP, INC.


By:  /s/  DAVID J. WOODWARD
   --------------------------------

Its: Vice President--CFO
    -------------------------------


COMERICA BANK, as Agent


By:  /s/ Russell A. Stokes
   --------------------------------

Its: Vice President
    -------------------------------


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